SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
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                              FORM 8-K

                           CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          October 21, 1997

                        ROYAL OAK MINES INC.
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         (Exact name of registrant as specified in its charter)

                    Commission File Number 1-4350

ONTARIO, CANADA                                98-0160821
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(State or other jurisdiction of                (I.R.S. Employer Identification
incorporation or organization)                 No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                         98033
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(Address of principal executive offices)       (Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code

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Item 5.   Other Events

     On October 21, 1997, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]



                  FOR IMMEDIATE RELEASE FROM KIRKLAND

                           October 21, 1997


      Royal Oak Believes Recent Reports Undervalue Kemess Project

Royal Oak Mines Inc. (TSE and AMEX: RYO) noted today that its 100%-owned Kemess project is within six months of producing an additional 250,000 ounces of gold per year to the Company's total gold production. As previously disclosed, Royal Oak estimates the cash cost of the Kemess project to be approximately US$79 per ounce of gold (copper is credited against operating costs at US$1.00 per pound).

Royal Oak calculates the net asset value of its Kemess project to be approximately C$836 million assuming a gold price of US$335 per ounce. This valuation does not ascribe any value to the Company's other operating mines and exploration properties. Royal Oak has approximately 140 million shares issued and outstanding. The current share price reflects a discount of approximately 46% to the net asset value of the Company's Kemess project alone, without ascribing any value to other assets.


For further information contact:             or in Europe contact:

Mr. J. Graham Eacott                         Mr. David Williamson
Vice President, Investor Relations           David Williamson Associates Limited
Royal Oak Mines                              International Investor Relations
5501 Lakeview Drive                          15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314                      London, England  EC3A 6DE

Telephone:     (425) 822-8992                Telephone:     011-44-171-628-3989
Facsimile:     (425) 822-3552                Facsimile:     011-44-171-920-0563

                Internet site: http://www.royal-oak-mines.com






SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  ROYAL OAK MINES INC.


Date:   October 21, 1997          By: /s/ James H. Wood
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                                      James H. Wood
                                      Chief Financial Officer